EX-99.23(d)(169)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and T. ROWE PRICE ASSOCIATES, INC., a Maryland corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust.

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, the Adviser has appointed Sub-Adviser to replace Goldman Sachs Asset Management, L.P. to provide certain sub-investment advisory services to an existing investment portfolio of JNL Series Trust, the JNL/Goldman Sachs Short Duration Bond Fund.

     WHEREAS, in conjunction with this replacement, the JNL/Goldman Sachs Short Duration Bond Fund name will change to the JNL/T. Rowe Price Short-Term Bond Fund ("Fund").

     WHEREAS, in order to reflect the addition of this Fund to the Agreement, Schedule A and Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2009, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 28, 2009, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 28th day of September, 2009.

JACKSON NATIONAL ASSET                  T. ROWE PRICE ASSOCIATES, INC.
MANAGEMENT, LLC

By:      /s/ Mark D. Nerud              By:    /s/ Fran Pollack-Matz
Name:    MARK D. NERUD                  Name:  FRAN POLLACK-MATZ
Title:   PRESIDENT                      Title: VICE PRESIDENT

                                   SCHEDULE A
                            DATED SEPTEMBER 28, 2009
                                     (Funds)

 -------------------------------------------------------------------------------
                    JNL/T. Rowe Price Established Growth Fund
 -------------------------------------------------------------------------------
                      JNL/T. Rowe Price Mid-Cap Growth Fund
 -------------------------------------------------------------------------------
                          JNL/T. Rowe Price Value Fund
 -------------------------------------------------------------------------------
                     JNL/T. Rowe Price Short-Term Bond Fund
 -------------------------------------------------------------------------------

                                   SCHEDULE B
                            DATED SEPTEMBER 28, 2009
                                 (Compensation)

  ----------------------------------------------------------------------------
                    JNL/T. ROWE PRICE ESTABLISHED GROWTH FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
                 AVERAGE DAILY NET ASSETS                     ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  $0 to $250 million                                              0.40%
  ------------------------------------------------------- --------------------
  $250 to $500 million                                           0.375%
  ------------------------------------------------------- --------------------
  $500 million to $1 billion                                      0.35%
  ------------------------------------------------------- --------------------
  Amounts over $1 billion                                        0.35%*
  ------------------------------------------------------- --------------------

*When net assets exceed $1 billion, the annual rate asterisked is applicable to all the amounts in the JNL /T. Rowe Price Established Growth Fund.

For the JNL/T. Rowe Price Established Growth Fund, the Subadviser will provide the Advisor a transitional credit to eliminate any discontinuity between the tiered fee schedule and the flat fee once assets exceed $1 billion. The credit will apply at asset levels between approximately $946 million and $1 billion.

To accommodate circumstances where the Fund's assets fall beneath $1 billion and to prevent a decline in the Fund's assets from causing an increase in the absolute dollar fee, the Subadviser will provide a transitional credit to cushion the impact of reverting to the original tiered fee schedule. The credit will be applied against the fees assessed under the existing fee schedule and will have the effect of reducing the dollar fee until assets either (a) exceed $1 billion, when the flat fee would be triggered, or (b) fall below a threshold of approximately $946 million, where the tiered fee schedule would be fully re-applied.

The credit is determined by prorating the difference between the tiered fee schedule and the flat fee schedule over the difference between $1 billion and the current portfolio size for billing purposes. The credit would approach $187,500 annually when the Fund's assets were close to $1 billion and fall to zero at approximately $946 million.

The transitional credit is determined as follows:

  AVERAGE DAILY FUND ASSETS - $946,428,571   x  $187,500
  ----------------------------------------
                              $53,571,428


  ----------------------------------------------------------------------------
                      JNL/T. ROWE PRICE MID-CAP GROWTH FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
                  AVERAGE DAILY NET ASSETS                     ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $20 million                                               0.60%
   ------------------------------------------------------- --------------------
   $20 to $50 million                                              0.50%
   ------------------------------------------------------- --------------------
   $50 to $200 million                                             0.50%
   ------------------------------------------------------- --------------------
   Amounts over $200 Million                                      0.50%**
   ------------------------------------------------------- --------------------

**When net assets exceed $200 million, the annual rate asterisked is applicable to all the amounts in the JNL/T. Rowe Price Mid-Cap Growth Fund.


  ----------------------------------------------------------------------------
                          JNL/T. ROWE PRICE VALUE FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
                  AVERAGE DAILY NET ASSETS                     ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  $0 to $250 million                                              0.40%
  ------------------------------------------------------- --------------------
  $250 to $500 million                                           0.375%
  ------------------------------------------------------- --------------------
  Amounts over $500 Million                                       0.35%
  ------------------------------------------------------- --------------------


  ----------------------------------------------------------------------------
                     JNL/T. ROWE PRICE SHORT-TERM BOND FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
                AVERAGE DAILY NET ASSETS:                     ANNUAL RATE
  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------
  Greater or equal to $100 million:
  ------------------------------------------------------- --------------------
  $0 to $100 million                                             0.20%*
  ------------------------------------------------------- --------------------
  $100 to $250 million                                           0.175%
  ------------------------------------------------------- --------------------
  $250 to $500 million                                           0.125%
  ------------------------------------------------------- --------------------
  Amounts over $500 Million                                      0.10%
  ------------------------------------------------------- --------------------
  Less than $100 million:
  ------------------------------------------------------- --------------------
  $0 to $50 million                                              0.30%
  ------------------------------------------------------- --------------------
  Amounts over $50 million                                       0.25%
  ------------------------------------------------------- --------------------

* For net assets less than $100 million, the sub-adviser fees will be .30% on net assets up to $50 million and 0.25% on net assets greater than $50 million. The sub-adviser fee will reset to .20% on net assets from $0 to $100 million, once assets reach $100 million. The Sub-Adviser will provide the Adviser a transitional fee credit to eliminate any discontinuity between the tiered fee schedule and the fee schedule that takes effect once assets exceed $100 million. The credit will apply at an asset range between approximately $70 million and $100 million. The transitional credit will only apply when asset levels decrease due to market depreciation and not when asset levels decrease due to redemption activity.